Date: March 5, 2020  Subject line: Sharing important news about Jamie  Dear Colleagues, Shareholders and Clients ‐  We want to let you know that Jamie experienced an acute aortic dissection this morning.  He underwent  successful emergency heart surgery to repair the dissection.  The good news is that it was caught early  and the surgery was successful.  He is awake, alert and recovering well.    Our Lead Director, Lee Raymond, said today, “Our Board has been fully briefed on these developments  and has asked Daniel and Gordon to lead the company during this period, as Jamie recuperates. We  have exceptional leaders across our businesses and functions – led by our outstanding CEO and Co‐ Presidents.   Our company will move forward together with confidence as we continue to serve our  customers, clients, communities and shareholders.”   As Co‐Presidents and Chief Operating Officers, we have been working hand‐in‐hand with Jamie and the  Board over the past two years to help lead our company.  This is in addition to directly running the firm’s  Corporate & Investment Bank and Consumer & Community Banking businesses, which represent the  majority of the firm’s businesses.  We have also been deeply involved in all of the critical firmwide  functions.    Just last week, the firm hosted our Investor Day, where we provided comprehensive updates on our  strategy and priorities going forward.  We will continue to execute on all of these plans.   As we always have done, this is a time for all of us to stay focused on our important responsibilities.  We  know you all join us in wishing Jamie our very best and a smooth and speedy recovery.    Daniel & Gordon